UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2011
ORION ENERGY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2210 Woodland Drive, Manitowoc, WI 54220
(Address of principal executive offices, including zip code)
(920) 892-9340
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          (a) Not applicable.
          (b) Not applicable.
          (d) On May 31, 2011, the Board of Directors (the “Board”) of Orion Energy Systems, Inc. (the “Company”) appointed Tryg Jacobson as a Class II director of the Company with an initial term continuing until the 2012 annual meeting of shareholders. Mr. Jacobson received his B.A. with Honors in Economics from Macalester College in 1978, and upon graduation founded Ice Nine Corporation, a Minneapolis textile printing firm. From 1981 to 2010, Mr. Jacobson served as owner and chairman of Jacobson Rost, a Wisconsin-based marketing communications firm specializing in corporate branding. During the same time period, he served on the Kohler Foundation’s Board of Directors. In 2010, Mr. Jacobson founded Jake’s Café LLC, a collaborative community for creative professionals. In addition to his business responsibilities, Mr.

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Jacobson has also been a brand specialist/speaker for The Executive Committee (TEC) since 1995, focusing on teaching his brand methodology to businesses in the United States and Canada. Mr. Jacobson has also served as a director of US Sailing Center Sheboygan since 2009.
          The Board has determined that Mr. Jacobson is independent under the listing standards of the NYSE Amex LLC and has appointed him to the Compensation Committee of the Board.
          As a non-employee director, Mr. Jacobson will receive the compensation paid to all non-employee directors of the Company in accordance with the Company’s Non-Employee Director Compensation Plan.
          There are no arrangements between Mr. Jacobson and any other person pursuant to which Mr. Jacobson was elected to serve as a director, nor are there any transactions in which the Company is a participant in which Mr. Jacobson has a material interest.
Item 9.01. Financial Statements and Exhibits.
          (a) Not applicable.
          (b) Not applicable.
          (c) Not applicable.
          (d) Not applicable.

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SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.
Date: June 6, 2011	By:	/s/ Neal R. Verfuerth
Neal R. Verfuerth
Chief Executive Officer

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